UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 21, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2006, the board of directors (the “Directors”) of Integrated Electrical Services, Inc. (the “Company”) approved the compensation described below for the Directors.

The following annual retainers shall be paid to the Directors:

Each non-employee Director (other than the Chairman) will receive an annual retainer fee of $40,000;

The chair of the Company’s Audit Committee will receive an annual retainer fee of $25,000;

The chair of the Company’s Compensation Committee will receive an annual retainer fee of $10,000;

The chair of the Company’s Governance/Nominating Committee will receive an annual retainer fee of $10,000; and

Each other non-employee member of such committees will receive an annual retainer fee of $5,000.

The Chairman of the Company’s board of directors shall receive an annual retainer of $140,000 and one-time stock grant award of 4,200 shares of the Company’s common stock, which shall vest on February 1, 2007.

Each Director may elect to receive all or portion of his annual board and committee retainer fees in stock. This irrevocable election must be made on or before September 1st of each year and shall be effective for the immediately following fiscal year.

Each non-employee member of such committees shall receive a fee of $1,500 for each meeting attended in-person and a fee of $750 for each telephonic meeting.

Each Director (other than the Chairman) received a one-time stock grant award of 1,400 shares of the Company’s common stock, which shall vest on February 1, 2007.

Joseph Lash and Rob Butts, who are non-employee Directors, waived their rights to receive any Director cash or stock fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ Curt L. Warnock

Curt L. Warnock

Senior Vice President and General Counsel

Date: June 27, 2006

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